UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 14, 2016

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX		77077-2099
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 7.01 Regulation FD Disclosure.

On July 14, 2016, the Board of Directors (the “Board”) of Sysco Corporation (the “Company” or “Sysco”), as recommended by the Corporate Governance and Nominating Committee of the Board, approved an amendment to the Company’s Corporate Governance Guidelines (the “Amended Guidelines”) to provide that, effective November 17, 2016, no individual who, as of the date of the election to which any nomination relates, will have served as a non-employee director for 15 years will be eligible to be nominated for election or re-election to the Board. The Amended Guidelines also provide that, notwithstanding this tenure limitation, during a transition period that expires immediately following the Company’s 2018 annual meeting of stockholders, if more than two non-employee directors would otherwise have been ineligible for re-election to the Board pursuant to this provision, only those two non-employee directors with the longest tenure shall be ineligible for re-election to the Board, and the ineligibility of the other impacted non-employee directors will be deferred until the next annual meeting of stockholders.

The information in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Sysco under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: July 18, 2016	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary